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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports dated December 5, 1997 on the financial statements of the following businesses included in or made a part of this registration statement: Quanta Services, Inc.; PAR Electrical Contractors, Inc.; Union Power Construction Company; TRANS TECH Electric, Inc.; and Potelco, Inc.; and to all references to our Firm included in this registration statement.


ARTHUR ANDERSEN LLP

Houston, Texas
February 27, 1998